EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES SECOND QUARTER OPERATING RESULTS

REDDING, CALIFORNIA, AUGUST 5, 2003/ PRNEWSWIRE -- Redding Bancorp (OTCBB:
RDDB), a $386.8 million financial services holding company, and parent company of Redding Bank of Commerce and RBC Mortgage Services today announced operating results for the second quarter 2003.

Redding Bancorp's net income for the second quarter 2003 was $885,000 or $0.32 per diluted share, an increase of 4.5% compared to $847,000 or $0.30 per diluted share for the second quarter 2002. The Company reports earnings of $1,811,000 for the six-month period ended June 30, 2003 up 14.1% from the $1,588,000 reported for the same six-month period in 2002. Diluted earnings per share for the six-month period 2003 was $0.65 compared with $0.56 for the same period in 2002, a 16.1% increase.

The increase in earnings is primarily attributed to the volume of loan activity over the prior year, coupled with growth in core deposits and a reduction in cost of funds.

The net effect of the increase in volume of earning assets and decrease in yield on earning assets, resulted in an increase of $1,382,000 in net interest income for the six-month period ended June 30, 2003 over the same period in 2002. Net interest margin increased 15 basis points to 4.11% from 3.96% for the same six-month period a year ago. Yields on earning assets dropped to 5.54% compared with 6.10% a year ago. Funding costs have dropped to 1.74% from 2.55% a year ago.

The loan portfolio has had solid growth increasing 12.7% or $32.1 million over a year ago. Net loans outstanding at June 30, 2003 were $284,668,000 compared with $280,087,000 at December 31, 2002 and $252,586,000 at June 30, 2002. Loan growth is funded by federal funds sold, increases in core deposit relationships and short-term Federal Home Loan Bank borrowings.

Redding Bancorp's annualized return on average equity was 12.01% for the quarter ended June 30, 2003, compared to 15.04% for the quarter ended December 31, 2002 and 12.94% for the quarter ended June 30, 2002. Return on average assets was 0.95%, compared to 1.09% at December 31, 2002 and 1.05% for the quarter ended June 30, 2002.


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
Provision for loan losses were $375,000 for the six months ended June 30, 2003 compared with $190,000 for the same six-month period of 2002. Redding Bancorp's allowance for loan losses was 1.44% of total loans at June 30, 2003 and 1.31% at June 30, 2002. Year-to-date net charge-offs of $0 compare favorably to net charge-offs of $11,000 for the same six-month period last year.

The Company's consolidated liquidity position remains adequate to meet expected short and long term future contingencies. At June 30, 2003, the Company had overnight investments of $13.0 million and available lines of credit of approximately $89.0 million. The available-for-sale security portfolio totaled $43.5 million at June 30, 2003.

Total shareholder equity increased from December 31, 2002 by $2.1 to $29.8 million at June 30, 2003. The increase was a result of earnings of $1.8 million, $296,090 from exercises of stock options and an increase in accumulated other comprehensive income of approximately $8,000.

Redding Bancorp, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce, Roseville Bank of Commerce, a division of Redding Bank of Commerce and RBC Mortgage Services, an affiliate of Redding Bank of Commerce and Roseville Bank of Commerce. The Company is a federally insured California banking corporation and opened on October 22, 1982.

This quarterly press release includes forward-looking information, which is subject to the "safe harbor" created by the Securities Act of 1933, and Securities Act of 1934. The forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

- Competitive pressure in the banking industry and changes in the regulatory environment.

- Changes in the interest rate environment and volatility of rate sensitive deposits.

- The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company's loans.


- Credit quality deteriorates which could cause an increase in the provision for loan losses.

-     Losses in the Company's merchant credit card processing business.

-     Asset/Liability matching risks and liquidity risks.

-     Changes in the securities markets.

 For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the heading "Risk factors that may affect results". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                 REDDING BANCORP
                       QUARTERLY FINANCIAL CONDITION DATA
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                              FOR THE QUARTER ENDED

                                                          June 30,     March 31,     Dec 31,     Sept 30,     June 30,
                                                            2003         2003         2002         2002         2002
                                                            ----         ----         ----         ----         ----

Cash and due from banks                                   $ 27,737     $ 19,499     $ 23,832     $ 18,315     $ 25,414
Federal funds sold                                          13,060       22,380       10,760       25,190        7,500
Securities available-for-sale                               43,520       26,096       32,328       52,584       28,084
Securities held to maturity                                  1,812        2,138        2,405        2,722        3,394
Loans, net of allowance for loan losses                    284,668      284,445      280,087      270,498      252,586
Bank premises and equipment, net                             5,479        5,331        5,366        5,402        5,370
Other assets                                                10,489       10,385       12,656       10,075        8,837
                                                          --------     --------     --------     --------     --------
TOTAL ASSETS                                              $386,765     $370,274     $367,434     $384,786     $331,185
                                                          ========     ========     ========     ========     ========

Liabilities:
Demand - noninterest bearing                              $ 63,498     $ 55,694     $ 55,170     $ 52,784     $ 51,102
Demand - interest bearing                                   98,344       89,945       88,251       89,855       83,873
Savings                                                     22,577       22,174       20,797       20,918       17,615
Certificates of deposit                                    146,060      147,697      150,229      155,544      141,727
                                                          --------     --------     --------     --------     --------
                 Total Deposits                            330,479      315,510      314,447      319,101      294,317

Securities sold under agreement to repurchase                3,484        3,783        3,704        4,665        4,947
Federal Home Loan Bank borrowings                           13,000       13,000       18,000       28,000            0
Other Liabilities                                            5,010        4,283        3,616        4,244        3,396
Guaranteed Preferred Beneficial Interests in
  Company's Junior Subordinated
  Debentures (Trust Preferred Securities)                    5,000        5,000            0            0            0
                                                          --------     --------     --------     --------     --------
                 Total Liabilities                         356,973      341,576      339,767      356,010      302,659

Stockholders' Equity:
Common Stock                                                 8,809        8,764        8,715        8,720        8,820
Retained Earnings                                           20,837       19,805       18,814       19,727       19,552
Accumulated other comprehensive income (loss), net             146          129          138          329          154
                                                          --------     --------     --------     --------     --------
                 Total stockholders' equity                 29,792       28,698       27,667       28,776       28,526
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $386,765     $370,274     $367,434     $384,786     $331,185
                                                          ========     ========     ========     ========     ========

Interest Income:
  Net interest income                                     $  3,570     $  3,506     $  3,493     $  3,364     $  3,044
  Provision for loan losses                                    200          175          325          105          125
                                                          --------     --------     --------     --------     --------
  Net interest income after provision for loan losses        3,370        3,331        3,168        3,259        2,919

Noninterest Income:
  Service Charges                                               88           68           72           69           76
  Merchant Credit Card service income, net                     100           95          108          108          102
  Other Income                                                 300          233          231          234          253
  Net  gain on sale of securities available for sale            51           22          150          123            3
  Mortgage brokerage fee income                                 59           53           64           31           24
                                                          --------     --------     --------     --------     --------
     Total noninterest income                                  598          471          625          565          458

Noninterest Expense:
  Salaries and related benefits                              1,355        1,299        1,285        1,282        1,120
  Net occupancy and equipment expense                          341          372          390          377          343
  Data processing and professional fees                        268          209          173          126          111
  Other expenses                                               523          436          299          443          433
                                                          --------     --------     --------     --------     --------
      Total noninterest expense                              2,487        2,316        2,147        2,228        2,007

Income before taxes                                          1,481        1,486        1,646        1,596        1,370
   Provision for income taxes                                  596          560          651          483          523
                                                          --------     --------     --------     --------     --------
            Net Income                                    $    885     $    926     $    995     $  1,113     $    847
                                                          ========     ========     ========     ========     ========


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                              FOR THE QUARTER ENDED

KEY FINANCIAL INFORMATION                     JUNE 30,          MARCH 31,         DEC 31,         SEPT 30,         JUNE 30,
(UNAUDITED)                                     2003              2003             2002             2002             2002
-----------                                     ----              ----             ----             ----             ----
Net earnings per share- basic                 $    0.33        $    0.35        $    0.38        $    0.42        $    0.32
Net earnings per share- diluted               $    0.32        $    0.33        $    0.35        $    0.39        $    0.30
Dividends per share                           $    0.00        $    0.00        $    0.65        $    0.00        $    0.00
Net Interest Margin                                4.11%            4.14%            4.81%            4.07%            4.20%

Average Equity                                $  29,468        $  27,617        $  26,460        $  26,573        $  26,174
Return on Average Equity                          12.01%           13.41%           15.04%           13.55%           12.94%
Average Assets                                $ 372,346        $ 368,356        $ 376,714        $ 326,530        $ 321,803
Return on Average Assets                           0.95%            1.01%            1.09%            1.10%            1.05%
Efficiency Ratio                                  62.68%           60.89%           56.60%           60.03%           59.43%

Total Assets                                  $ 386,765        $ 370,274        $ 367,434        $ 384,786        $ 331,185
Loans Receivable, net of allowances           $ 284,668        $ 284,445        $ 280,087        $ 270,498        $ 252,586
Deposits                                      $ 330,479        $ 315,510        $ 314,447        $ 319,101        $ 294,317
Shareholder's Equity                          $  29,792        $  28,698        $  27,668        $  28,776        $  28,526
Total shares outstanding                          2,684            2,654            2,641            2,648            2,684
Book Value per share                          $   11.17        $   10.81        $   10.48        $   12.18        $   10.63

Loan to deposit ratio                             87.40%           91.41%           83.32%           85.85%           85.82%
Non-performing assets to total assets              0.77%            2.12%            0.10%            0.09%            0.00%
Non-performing loans to total loans                1.02%            1.36%            0.00%            0.01%            0.00%
Allowance for loans losses to total loans          1.44%            1.37%            1.34%            1.26%            1.31%

Leverage capital                                   9.18%            9.07%            8.05%            8.67%            8.87%
Tier 1 risk based capital                         11.14%           10.96%            9.32%            9.44%           10.23%
Total risk based capital                          12.39%           12.21%           10.57%           10.69%           11.48%



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